Exhibit 10.14

November 30, 2010
2010年11月 30日

Grand Farm Inc.
No.2089 East Hanhua Road, Hanjiang District, Putian, Fujian Province,
People's Republic of China
Tel:  (86) 594 336 5158

天下农庄有限公司
中国福建省莆田市涵江区涵华东路2089号
电话：（86）594 3365158

Re:	Board of Directors – Offer Letter	董事会 ---- 聘用信

Dear Mr. Qinglong Li:
敬爱的  李庆龙  先生：

Grand Farm Inc., a Cayman Island corporation (the “Company”), is pleased to offer you the Independent Director position on its Board of Directors (the “Board”).  Within the board committees, your will serve as the members of Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. The Board’s purpose is to oversee or direct the property, affairs and business of the Company.
天下农庄有限公司是一家开曼群岛公司(“公司”)，很高兴为您提供董事会中的独立董事职位。在董事会的委员会中，您将担任审计委员会成员，提名及公司治理委员会成员和薪酬委员会成员。董事会的职责是监督或指导公司的财产、事务和公司业务。

Should you chose to accept this position as a member of the Board, this letter shall constitute an agreement between you and the Company (the “Agreement”) and contains all the terms and conditions relating to the services you are to provide.
如果您选择担任这个职位，作为董事会的成员，这封信件将构成在您和公司之间的协议(“协议”)，并且包含所有您将提供的服务的相关条款。

1.           Term.  This Agreement shall be for the ensuing year, commencing on November 30, 2010 (the “Effective Date”). Your term as director shall continue until your successor is duly elected and qualified.  The position shall be up for re-election each year at the annual shareholder’s meeting and upon re-election, the terms and provisions of this agreement shall remain in full force and effect unless otherwise revised on such terms as mutually agreed to by you and the Company.
1.           期限。                      该协议是为未来一年期间准备的，始于2010年11月 30 日(“生效日”)。您作为董事的任期将在适当选出合格的继任者之后终止。年度股东会议上将改选董事，改选时该协议条款仍然有效，除非双方均同意修改原协议内容。

Board of Directors Offer Letter
董事会聘用书

2.           Services.  You shall render services in the area of overseeing or directing the Company’s property, affairs and business (hereinafter your “Duties”). Every year, the Board shall hold such number meetings at such times and locations as determined by the Chairman of the Board, and participate in the meetings via teleconference, video conference or in person.  Upon the reasonable request of the Chairman, you agree to attend one or more board meetings in person (each, an “Attended Meeting”).  You shall consult with the other members of the Board as necessary via telephone, electronic mail or other forms of correspondence.  In addition, you agree to be appointed to certain special committees of the Board, initially consisting of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and participate as necessary, in person or via teleconference or video conference in the meetings of those special committees.
2.           服务。                      您应监督或指导公司的财产、事务和业务 (下称您的“职责”)。经由董事长同意，董事会每年将在指定时间和地点召开指定次数的会议。董事通过电话会议、电视会议或到现场参加会议。在主席的合理要求下，您同意亲自参加一个或多个董事会会议(每一次参加会议下称“出席的会议”)。如有需要，您可以通过电话、电子邮件或者书信的其他形式与其他的董事会成员协商。另外，您同意被任命为该董事会某些专门委员会的委员，包括审计委员会,薪酬委员会和提名及公司治理委员会。如有需要，亲自参加或者通过电话会议或电视电话会议参加专门委员会的会议。

3.           Services for Others.  You will be free to represent or perform services for other persons during the term of this Agreement.  However, you agree that you do not presently perform and do not intend to perform, during the term of this Agreement, similar Duties, consulting or other services for companies whose businesses are or would be, in any way, competitive with the Company (except for companies previously disclosed by you to the Company in writing).  Should you propose to perform similar Duties, consulting or other services for any such company, you agree to notify the Company in writing in advance (specifying the name of the organization for whom you propose to perform such services) and to provide information to the Company sufficient to allow it to determine if the performance of such services would conflict with areas of interest to the Company.
3.           为其他人提供的服务。                                           在协议期间，您可以自由的为其他人提供服务，但你承诺当前不执行和不打算执行对在任何情况下与公司竞争或有可能与公司竞争的企业的相似的职责，例如：咨询或者其他服务。(您以前在其他公司以书面形式提供的服务除外) 如果您想对其他同类公司提供相似服务，如咨询或者其他服务，您应事先以书面方式通知公司 (指出您所服务组织的名称)并提供足够信息给公司，以便公司决定该服务是否与公司利益产生冲突。

4.           Compensation.  In consideration for your service as a member of the Board, the Company agrees to pay you monthly salary in cash at the following annual compensation in cash (the “Annual Compensation”) for 2011:

Service Description	Amount (in U.S. dollars)

Base Compensation	$9,000
Member of Audit Committee	$2,000
Member of Compensation Committee	$2,000
Member of Nominating and Corporate Governance Committee	$2,000
Total:	$15,000

Board of Directors Offer Letter
董事会聘用书

4.           薪酬。                                考虑到您作为董事会的成员所提供的服务，公司同意在2011年以每月现金工资的形式支付您以下年薪(下称“年薪”)：

服务描述	金额(美元)
基本报酬	$9,000
审计委员会成员	$2,000
薪酬委员会成员	$2,000
提名及公司治理委员会成员	$2,000
共计：	$15,000

If the Chairman requests your presence at an Attended Meeting, the Company agrees to reimburse all of your travel and other reasonable expenses relating to the Attended Meeting.  In addition, the Company agrees to reimburse you for reasonable expenses that you incur in connection with the performance of your duties as a director of the Company.
如果董事会主席要求您出席现场会议，公司同意负担您参加会议的差旅费和其他合理的费用。此外，公司同意支付您履行董事职责中产生的相关合理费用。

Your compensation as a director and for service on committees in any future periods is subject to the determination of the Board of Directors, and may differ in future periods should you continue to serve on the board.
您作为董事和委员会成员未来的薪酬由董事会决定，如果您继续在董事会任职，未来的薪酬有可能变化。

5.           D&O Insurance Policy. The Company agrees to obtain, within a reasonable time, Directors and Officers Liability Insurance from an internationally recognized underwriter with terms of coverage appropriate for a company of our size and nature, which shall be maintained throughout the term of this Agreement.
5.            董事责任险政策。 公司同意在合理时间内，为董事和办公人员在国际公认的保险商处办理与公司规模相符的责任保险，本保险在协议期限内始终有效。

6.           No Assignment.  Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you without the prior written consent of the Company.
6.           无分配权。 由于您将提供个人性质的服务，该协议如没有公司的预先书面同意，则不由您分配。

7.           Confidential Information; Non-Disclosure.  In consideration of your access to the premises of the Company and/or you access to certain Confidential Information of the Company, in connection with your business relationship with the Company, you hereby represent and agree as follows:
7.           保密信息; 非披露性。                                           考虑到您与公司的业务关系，从而有获知公司保密信息的优先权，在此您将同意以下内容：

a.           Definition.  For purposes of this Agreement the term “Confidential Information” means:

i.           Any information which the Company possesses that has been created, discovered or developed by or for the Company, and which has or could have commercial value or utility in the business in which the Company is engaged; or

Board of Directors Offer Letter
董事会聘用书

ii.           Any information which is related to the business of the Company and is generally not known by non-Company personnel.

iii.           By way of illustration, but not limitation, Confidential Information includes trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements.

a、              定义。                      本协议中“保密信息”定义如下：
i.	涉及公司的，任何具有商业价值或商业用途的信息；
ii.	一般不为公司以外人员所知的，任何涉及公司业务的信息。
iii.	保密信息包括但不仅限于以下范围：商业机密以及任何涉及产品、工序、配方、设计、发明（不管是否申请专利或根据相关法案登记在册，或是否应用于实际操作中）、概念、产品改进、技术、方法、研究、测试结果、规格、资料、软件、营销方案及分析、经营计划及分析、策略、前景、客户及供应商身份、特点、协议等等的信息。

b.           Exclusions.  Notwithstanding the foregoing, the term Confidential Information shall not include:

i.           Any information which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this agreement, or any other agreement requiring confidentiality between the Company and you;

ii.           Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and

iii.           Information known by you prior to receipt of such information from the Company, which prior knowledge can be documented.

b、              不包括 保密协议不包括以下内容：
i、	不违反该保密协议或其他公司与个人达成的保密协议，且为大众所知的信息；
ii、           不为本协议所限的，且合法的从第三方处获知的信息；
iii、             能被证明是在公司告知相关信息之前已获知的信息。

Board of Directors Offer Letter
董事会聘用书

c.           Documents. You agree that, without the express written consent of the Company, you will not remove from the Company’s premises, any notes, formulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Information, nor will you make reproductions or copies of same.  In the event you receive any such documents or items by personal delivery from any duly designated or authorized personnel of the Company, you shall be deemed to have received the express written consent of the Company.  In the event that you receive any such documents or items, other than through personal delivery as described in the preceding sentence, you agree to inform the Company promptly of your possession of such documents or items.  You shall promptly return any such documents or items, along with any reproductions or copies to the Company upon the Company’s demand or upon termination of this agreement.
c、           档案  没有公司的明确书面许可，不允许带离或复制公司涉及到保密信息的任何票据、配方、计划、资料、记录、机械装置或任何其他文件。收到公司相关授权人员给予的文件即视为得到明确的书面许可。在得到任何此类文件后，除非如以上所述途径通过个人传送，否则需及时告知公司您对该文件的所有。如公司要求，您需及时归还该文件及其复印件等。

d.           No Disclosure.  You agree that you will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as maybe necessary in the course of his business relationship with the Company.  You further agree that you will not use any Confidential Information without the prior written consent of the Company, except as may be necessary in the course of your business relationship with the Company, and that the provisions of this paragraph (d) shall survive termination of this agreement.
d、              不披露  您将对所有的保密信息进行保密，除非是与公司有业务关系且必要的情况，否则在未得到公司事先的书面许可前，不得对任何其他人直接或间接地披露任何保密信息或相关的信息。在未得到公司事先书面许可条件下，不得应用这些保密信息，除非是在您和公司业务往来时有此必要得情况，则该条款在此无效。

8.           Certain Representations.  You represent and agree that you are accepting the Shares for your own account and not with a view to or for sale in connection with any distribution thereof.  You understand that the Shares will be subjected to the restrictions in the Company’s Articles of Incorporation and Bylaws and will not be freely transferable.  You further represent that you are an “accredited” investor as this term is defined in the Securities Act, and that by reason of your business or financial experience, you have the capacity to protect your own interest in connection with receiving the Shares as compensation.  You further represent that you were not solicited by publication of any advertisement in connection with the receipt of the Shares and that you have consulted tax counsel as needed regarding the Shares.
8.           特定声明  您将同意以自身账户接受股权，并保证不转手任何分配到的份额。您明了股权将会受限于公司法和公司的规章制度，并不能随意转让。此外，您代表的是证券法案定义的“认可”的投资者，由于您的业务或财务经验，您有能力保护自己有关接受股权形式薪酬相关的利益。您还将表明您未知受到任何有关获得股份相关的公开广告的唆使，且您就股权的问题咨询税务顾问。

9.           Independent Contractor.  In performing your services on the Board, you will be an independent contractor and not an employee of the Company. Except as set forth in this Agreement, you will not be entitled to any additional compensation or participate in any benefit plans of the Company in connection with your services on the Board.  You may not bind the Company or act as a principal or agent thereof.
9.           独立立约人  在服务于董事会上，您将会是独立立约人，而非公司的员工。除非如上文另有所述，您将不会被授予额外的补偿或参与任何与您服务于董事会有关的公司福利计划。您不能约束公司或担任主要负责人或代理。

10.           Entire Agreement; Amendment; Waiver.  This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto.  Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement.  The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement.
10.           协议的修订与弃用  这个协议描述了所有的相关意见，也是对以往任何其它口头或书面协议的终结和替换。经双方书面同意，本协议的任何条款都可能再修正或弃用。一方对本协议任一条款的弃权将不被认定为另一方对同一条款的弃权。无论何时，一方未能要求另一方执行本协议的任意条款，将不影响该方所要求的在未来对本协议该条款的执行。

Board of Directors Offer Letter
董事会聘用书

The Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.
此协议将自以下签字人署名和设定日期后开始生效执行。

Sincerely,  诚挚，

Grand Farm Inc.

由 By: /s/ Jianshan Yao_______________

AGREED AND ACCEPTED:
同意并接受：

/s/ Qinglong Li____________

Board of Directors Offer Letter
董事会聘用书